Calculation of Filing Fee Tables
S-3
Stabilis Solutions, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Common Stock par value $0.001	457(o)	0		$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Equity	Preferred Stock par value $0.001	457(o)	0		$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Warrants	457(o)	0		$ 0.00	0.0001381	$ 0.00
		Other	Unallocated (Universal Shelf)	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 9,270.00
			Net Fee Due:						$ 4,540.00
Offering Note
[1]	There is being offered hereunder such indeterminable number of the securities of each identified class of the registrant as may be sold in an offering pursuant to this Registration Statement, such indeterminate principal amount of securities which shall have an aggregate initial offering price not to exceed $100,000,000. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered thereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. Estimated solely for the purpose of calculating the registration fee. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $100,000,000. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Stabilis Solutions, Inc.	S-3	333-264230	04/11/2022		$ 9,270.00	Unallocated (Universal) Shelf			$ 100,000,000.00
Fee Offset Sources	2	Stabilis Solutions, Inc.	S-3	333-264230		04/11/2022						$ 9,270.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	In accordance with Rule 457(p) under the Securities Act, the registrant is offsetting $9,270.00 of the fee associated with this registration statement from the fee previously paid by the registrant associated with the unsold securities registered under the registrant's prior unallocated (universal) shelf registration statement on Form S-3 originally filed on April 11, 2022, as amended on April 20, 2022 (File No. 333-264230) (the "Prior Registration Statement"), which has expired because more than three years have elapsed since the initial effective date of the Prior Registration Statement and all offerings thereunder have been completed or terminated. No securities were sold by the registrant under the Prior Registration Statement; therefore, $100,000,000 aggregate maximum amount remain unsold as of the time the Prior Registration Statement expired.

Offset Note
[2]	In accordance with Rule 457(p) under the Securities Act, the registrant is offsetting $9,270.00 of the fee associated with this registration statement from the fee previously paid by the registrant associated with the unsold securities registered under the Prior Registration Statement, which has expired because more than three years have elapsed since the initial effective date of the Prior Registration Statement and all offerings thereunder have been completed or terminated. No securities were sold by the registrant under the Prior Registration Statement; therefore, $100,000,000 aggregate maximum amount remain unsold as of the time the Prior Registration Statement expired.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A